                                                                     Exhibit 4.2


                                AMENDMENT NO. 1
                          dated as of April 20, 1994

                                    to the


                                 $200,000,000
                   REVOLVING CREDIT AND ACCEPTANCE AGREEMENT
                          dated as of April 21, 1993

                                     among

                           ALCO STANDARD CORPORATION
                                      and
                           UNISOURCE CANADA, INC.,
                                  Borrowers,

                          THE TORONTO-DOMINION BANK,
                     CANADIAN IMPERIAL BANK OF COMMERCE,
                            ROYAL BANK OF CANADA,
                               DEUTSCHE BANK AG,
                            NEW YORK BRANCH AND/OR
                            CAYMAN ISLANDS BRANCH,
                                      and
                            DEUTSCHE BANK (CANADA)
                                 as the Banks

                                      and

                        TORONTO DOMINION (TEXAS), INC.,
                            as Agent for the Banks

                                AMENDMENT NO. 1
                                    to the
                   REVOLVING CREDIT AND ACCEPTANCE AGREEMENT


     THIS AMENDMENT NO. 1 (this "Amendment"), dated as of April 19, 1994, to the
                                 ---------
Revolving Credit and Acceptance Agreement, dated as of April 21, 1993 (as heretofore amended and modified, the "Existing Credit Agreement") among ALCO
                                      -------------------------
STANDARD CORPORATION, an Ohio Corporation ("Alco"), UNISOURCE CANADA, INC., a corporation continued under the federal laws of Canada ("Unisource", and
                                                         ---------
together with Alco, the "Borrowers"), various financial institutions as are or
                         ---------
may become parties hereto (collectively, the "Banks" and individually a "Bank") and TORONTO DOMINION (TEXAS), INC., as agent for the Banks under this agreement (in such capacity, the "Agent");
                        -----


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Borrowers, the Banks and the Agent are parties to the Existing Credit Agreement;

     WHEREAS, the Borrowers, have requested that (1) certain provisions of the Existing Credit Agreement be amended and (2) the Scheduled Facility A Commitment Termination Date be extended pursuant to Section 2.14 of the Existing Credit
                                         ------------
Agreement;

     WHEREAS, the Banks and the Agent are willing, on the terms and subject to the conditions hereinafter set forth, to grant the requested amendments and to so extend the Scheduled Facility A Commitment Termination Date;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Banks and the Agent hereby agree as follows:

     SECTION 1.  Certain Definitions.  The following terms (whether or not
                 -------------------
underscored) when used in this Agreement shall have the following meanings:

     "Agent" is defined in the preamble.
      -----                    --------

     "Amended Credit Agreement" means the Existing Credit Agreement as amended
      ------------------------
by this Amendment.

     "Amendment is defined in the preamble.
      ---------                   --------

     "Banks" is defined in the preamble.
      -----                    --------

     "Borrowers" is defined in the preamble.
      ---------                    --------

     "Effective Date" is defined in Section 4.
      --------------                ---------

     "Existing Credit Agreement" is defined in the preamble.
      -------------------------                    --------

     SECTION 2. Other Definitions. Terms for which meanings are provided in the
                ------------------
Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

     SECTION 3.  Amendments to Existing Credit Agreement. Effective on the
                 ---------------------------------------
Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Section 3.
          ---------

     SECTION 3.1. Section 1.1 (Definitions). (a) Both references in the
                  -------------------------
definition of "Applicable Margin" in Section 1.1 of the Existing Agreement to
                                     -----------
.3125% are hereby amended to be .3250%.

     (b)  The reference in the definition of "Stamping Fee" in Section 1.1 of
                                                               -----------
the Existing Agreement to .4375% is hereby amended to be .4500%.

     SECTION 3.2.  Section 2.6 (Facility Fees). (a) The reference in clause (1)
                   ---------------------------                       ----------
of Section 2.6 of the Existing Credit Agreement to .125% is hereby amended to be
   -----------
.100%.

     (b)  The reference in clause (2) of Section 2.6 of the Existing Credit
                           ----------    -----------
Agreement to .1875% is hereby amended to be .150%.

     SECTION 3.3.  Section 2.14. (Extension of Scheduled Facility A Commitment
                   -----------------------------------------------------------
Termination Date). Pursuant to Section 2.14 of the Existing Credit Agreement,
- -----------------              ------------
the Scheduled Facility A Commitment Termination Date is hereby extended to April 19, 1995. Each of the Borrowers, each of the Banks, and the Agent hereby waives any requirement of notice specified in Section 2.14 of the Existing Credit
                                       ------------
Agreement.

     SECTION 4.  Effective Date. This Amendment shall become effective as of
                 --------------
April 20, 1994 (the "Effective Date"); provided, however, that all of the
                     --------------    --------  -------
conditions set forth in this Section 4 have been satisfied, whereupon this
                             ---------
Amendment shall be known, and may be referred to, as "Amendment No. 1 to the Revolving Credit and Acceptance Agreement".

     SECTION 4.1. Execution of Counterparts of this Amendment. The Agent shall
                  -------------------------------------------
have received executed counterparts of this

Amendment duly executed on behalf of each of the Borrowers, each of the Banks, and the Agent.

     SECTION 4.2.  Compliance with Warranties, No Default, etc.  On the
                   -------------------------------------------
Effective Date, the following statements shall be true and correct:

          (a) no Event of Default (or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default) shall have then occurred and be continuing; and

          (b)  the representations and warranties made by the Borrowers in
     Section 4 of the Existing Credit Agreement shall be true on and as of such
     ---------
     date with the same force and effect as if made on and as of such date;

and the Agent shall have received certificates from the Borrowers to such effect.

     SECTION 4.3.  Legal Details, etc.  All documents executed or submitted
                   ------------------
pursuant hereto shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agent and its counsel.

     SECTION 5.  References.  References in the Existing Credit Agreement and
                 ----------
the Notes to the term "Agreement" shall hereinafter be deemed to be references to the Amended Credit Agreement.

     SECTION 6.  Successors and Assigns.  This Amendment shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns, subject to Section 10.10 of the Existing Credit Agreement.
                        -------------

     SECTION 7.  Full Force and Effect.  Except as expressly amended hereby, all
                 ---------------------
of the representations, warranties, terms, covenants, and conditions of the Existing Credit Agreement shall remain unchanged and shall remain in full force and effect in accordance with its terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment of consent to or modification of any other term or provision of the Existing Credit Agreement or of any transaction or further or future action on the part of the Borrowers which would require the consent of the Banks or the Agent under the Existing Credit Agreement.

     SECTION 8.  Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT
                 -------------
MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9. Counterparts.  This Amendment may be signed in any number of
                ------------
counterparts with the same effect as if the signatures thereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                       ALCO STANDARD CORPORATION

                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       UNISOURCE CANADA, INC.

                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       TORONTO DOMINION (TEXAS), INC.,
                                         as the Agent

                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       THE BANKS
                                       ---------

                                       THE TORONTO-DOMINION BANK


                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       CANADIAN IMPERIAL BANK OF COMMERCE


                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------

                                       ROYAL BANK OF CANADA

                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       DEUTSCHE BANK AG, NEW YORK BRANCH
                                       AND/OR CAYMAN ISLANDS BRANCH


                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       DEUTSCHE BANK (CANADA)


                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------


                                       By /s/ SIGNATURE APPEARS HERE
                                         ------------------------------